Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

VAHANNA TECH EDGE ACQUISITION I CORP.

PROMISSORY NOTE

Principal Amount: $726,363 (as may be adjusted from time to time) (See Schedule A) Purchase Price: $660,330 (as may be adjusted from time to time) (See Schedule A)	Dated as of May 24, 2023

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Vahanna Tech Edge Acquisition I Corp., a British Virgin Islands business company (the “Maker”), promises to pay to the order of Vahanna LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), the principal balance as set forth on Schedule A hereto in lawful money of the United States of America; which schedule shall be updated from time to time by the parties hereto to reflect all advances and readvances outstanding under this Note. Any advance hereunder shall be made by the Payee upon receipt of a written request of the Maker and shall be set forth on Schedule A. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Definitions. The following definitions shall apply for all purposes of this Note:

“Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Maker and one or more businesses.

“Claim” has the meaning set forth in Section 15 hereof.

“Event of Default” has the meaning set forth in Section 6 hereof.

“IPO” means the Maker’s initial public offering of units that closed on November 26, 2023.

“Letter Agreement” means the Letter Agreement dated November 22, 2021, among the Maker, Payee and the other parties thereto.

“Maker” has the meaning set forth in the recitals hereof.

“Maturity Date” means the earlier of (i) 18 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Maker extends the period of time to consummate a Business Combination) and (ii) the date on which the Business Combination is consummated.

“Note” means this Promissory Note.

“Original Issue Discount” means 10% of the purchase price of the Note.

“Outstanding Amount” means, as of any given date, the then-outstanding principal of this Note.

“Payee” has the meaning set forth in the recitals hereof.

“Private Placement Warrants” means the private warrants of the Maker sold in a private placement which closed concurrently with Maker’s IPO.

2. Principal. On the Maturity Date, all unpaid principal and interest under this Note shall be due and payable in full, unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding principal amount to date under this Note may be prepaid at any time by the Maker, at its election and without penalty.

3. Interest. Interest shall accrue from the date of this Note on any and all then-outstanding principal balance of this Note (regardless of any Original Issue Discount) at a rate equal to twenty percent (20.00%) per annum, compounded annually.

4. Prepayment. Any outstanding principal amount to date under this Note may be prepaid at any time by the Maker, at its election and without penalty.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note on the Maturity Date;

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing; or

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

7. Termination of Rights. All rights with respect to this Note shall terminate upon Maker’s repayment of the Outstanding Amount.

8. Original Issue Discount: This Promissory Note is issued at a price less than its face value, which is the Original Issue Discount. The Maker agrees and acknowledges that such discount constitutes an Original Issue Discount. The Maker understands that the Original Issue Discount may have tax implications and agrees to comply with all applicable tax laws and regulations related to the reporting and payment of any such Original Issue Discount.

9. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

10. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

11. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

12. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

13. Construction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

14. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and certain proceeds of the sale of the Private Placement Warrants were deposited, as described in greater detail in the registration statement and prospectus filed with the U.S. Securities and Exchange Commission in connection with the IPO on November 26, 2021, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

16. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

17. Successors and Assigns. Subject to the restrictions on transfer in Sections 18 and 19 below, the rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

18. Transfer of this Note. Prior to an Event of Default, neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Maker’s prior written consent, which the Maker may withhold in its sole discretion; provided, that the Payee may make an assignment or transfer of this Note upon receipt of (i) a written opinion reasonably satisfactory to the Maker in form and substance from counsel to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, the Maker, as promptly as practicable, shall notify the Payee that the Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to the Maker. If a determination has been made pursuant to this Section 17 that the opinion of counsel for the Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Maker, the Maker shall so notify the Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Maker such legend is not required in order to ensure compliance with the Securities Act. The Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of the Maker. Prior to presentation of this Note for registration of transfer, the Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Maker shall not be affected by notice to the contrary.

19. Acknowledgment. The Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

VAHANNA TECH EDGE ACQUISITION I CORP.

By:	/s/ Raahim Don
Name:	Raahim Don
Title:	Chief Financial Officer

Acknowledged and agreed as of the date first above written.

VAHANNA LLC

By:	/s/ Vinode Ramgopal
Name:	Vinode Ramgopal
Title:	Manager

By:	/s/ Akshaya Bhargava
Name:	Akshaya Bhargava
Title:	Manager

[Signature Page to Promissory Note]

SCHEDULE A

Subject to the terms and conditions set forth in the Note to which this schedule is attached to, the principal balance due under the Note shall be set forth in the table below and shall be updated from time to time to reflect all advances and readvances outstanding under the Note.

Date	Purchase Price	Description	Principal Balance
May 24, 2023	$660,330	Extension Loan	$726,363
June 2, 2023	$30,330	Working Capital	$759,726
June 22, 2023	$660,330	Extension Loan	$1,486,089
June 28, 2023	$20,347	Working Capital	$1,508,471
June 30, 2023	$100,000	Working Capital	$1,618,471
July 24, 2023	$660,330	Extension Loan	$2,344,834
August 14, 2023	$100,000	Working Capital	$2,454,834
August 21, 2023	$100,000	Working Capital	$2,564,834
August 24, 2023	$125,000	Working Capital	$2,702,334